COMMITTED LENDING AGREEMENT
--------------------------------------------------------------------------------

The Bank of Nova Scotia, acting through its Houston branch ("SCOTIA") and the counterparty specified on the signature page ("CUSTOMER"), hereby enter into this Committed Lending Agreement (this "AGREEMENT"), dated as of the date specified on the signature page.

Whereas Scotia and Customer have entered into the Lending Services Agreement, dated as of the date hereof (the "LENDING SERVICES AGREEMENT");

Whereas Scotia, Customer and The Bank of New York Mellon ("CUSTODIAN") have entered into the Special Custody and Pledge Agreement, dated as of November 1, 2013 (the "SPECIAL CUSTODY AGREEMENT" and together with this Agreement and the Lending Services Agreement, the "LOAN AGREEMENTS"); and

Whereas this Agreement supplements and forms part of the Loan Agreements and sets out the terms of the commitment of Scotia to provide cash loans to Customer under the Loan Agreements.

Now, therefore, in consideration of the foregoing promises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.    DEFINITIONS -

      (a) Capitalized terms not defined in this Agreement have the respective meanings assigned to them in the Lending Services Agreement.


      (b) "ASSET COVERAGE RATIO" means the ratio of (i) the aggregate value of Customer's assets less current liabilities to (ii) the Customer's total debt outstanding.

      (c) "COLLATERAL REQUIREMENTS" shall have the meaning specified in Appendix A attached hereto.

      (d) "COMMITMENT TERM" shall be the number of days specified in Appendix B attached hereto.

      (e) "MAXIMUM LOAN AMOUNT" shall be, as of the date of this Agreement, the amount specified in Appendix B attached hereto.

      (f) "NET ASSET VALUE" means, as of the relevant date, the USD equivalent of the net asset value of the Customer determined in accordance with generally accepted accounting principles in the United States of America for balance sheet purposes.

      (g) "NET ASSET VALUE PER SHARE" means the amount determined by dividing the Net Asset Value by the number of outstanding shares issued by the Customer.

      (h) "OUTSTANDING CASH LOANS" means the aggregate cash borrowings under the Loan Agreements. For the purposes of calculating such aggregate cash borrowings, if Customer holds debit cash balances in non-USD currencies, Scotia will convert each of these balances into USD at prevailing market rates to determine Customer's aggregate cash borrowings.

      (i)   "1940 ACT" means the Investment Company Act of 1940, as amended.

2.    BORROWINGS -

      Subject to the terms hereof and provided that: (i) a Commitment Termination Event has not occurred and is continuing, (ii) an event which


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      would constitute a Commitment Termination Event, but for the passage of time, has not occurred, or (iii) compliance with a Borrowing (as defined below) would: (a) cause a Commitment Termination Event to occur; (b) result in the Outstanding Cash Loans exceeding the Maximum Loan Amount, or
      (c) create a margin or collateral delivery obligation for the Customer hereunder, Scotia shall make available cash financing under the Loan Agreements (each, a "BORROWING") in an aggregate amount (including any other outstanding Borrowings) up to the Maximum Loan Amount. If a Borrowing request is received by Scotia: (i) on or before 12:00 p.m. (EST) on a Business Day (the "BORROW REQUEST DATE"), then Scotia shall make such cash financing available as of the 4:00 p.m. New York time on the next Business Day, and (ii) after 12:00 p.m. New York time on a Borrow Request Date, then Scotia shall make such cash financing available by 11:00 a.m. New York time on the second (2'') Business Day following such Borrow Request Date. If Scotia is unable to loan or transfer any such amounts pursuant to a restriction, as identified in this Section 2 or Section 16(a), Scotia shall notify the Customer of such restriction as soon as reasonably practical, but in any event no later than 4:00 p.m. New York time on the first Business Day following the Business Day Scotia received the Financing Request. Customer may borrow under this Section 2, prepay pursuant to Section 4 and reborrow under this Section 2 without penalty.

3.    REPAYMENT -

      Upon the occurrence of a Commitment Termination Event, an event described in Section 16(a) hereof, or the date specified in the Facility Modification Notice as described in Section 6, all Borrowings (including all accrued and unpaid interest thereon and all other amounts owing or payable hereunder) may be recalled by Scotia and shall be due and payable in accordance with the provisions of Section 2 of the Lending Services Agreement.

4.    PREPAYMENTS -

      Customer may, upon written notice to Scotia stating the proposed date and aggregate principal amount of the prepayment, prepay all or any portion of the outstanding principal amount of Borrowings outstanding, together with the interest accrued up to the date of such prepayment on the principal amount prepaid; provided that Customer shall continue to be obligated to pay the Commitment Fee as set forth in Appendix B.

5.    INTEREST -

      Customer shall pay interest on the aggregate amount of any Borrowings outstanding from the date of the relevant Borrowing until such principal amount has been paid in full, at the rates specified in Appendix B attached hereto. Such interest shall accrue at the rate specified in Appendix B attached hereto and shall be payable monthly, and if not paid when due, any unpaid interest shall be capitalized on the principal balance as additional cash borrowing by the Customer.

6.    SCOPE OF COMMITTED FACILITY-

      Subject to Section 7, Scotia may not take any of the following actions except on or after the day that is a number of days equal to the Commitment Term immediately following delivery of notice of such termination to Customer by Scotia (the "FACILITY MODIFICATION NOTICE"):

      (a)   modify Appendix A;

      (b) recall or cause repayment of any cash loans under the Loan Agreements; provided that, if, on any day, the Outstanding Cash Loans exceed the Maximum Loan Amount (the amount of such excess, the "LOAN EXCESS"), Scotia may recall cash loans with a principal balance not to exceed the Loan Excess and such loans shall be due and payable in accordance with the provisions of Section 2 of the Lending Services Agreement;


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      (c)   modify the interest rate spread on cash loans under the Loan
            Agreements, as set forth in Appendix B attached hereto; provided that, Scotia may modify the interest rate spread with respect to Borrowings with a principal amount up to any Loan Excess;

      (d) modify any other fees, charges or expenses (the "FEES"), provided that Scotia may modify any Fees immediately if the amount of such Fees charged to Scotia, as the case may be, have been increased by the provider of the relevant services;

      (e)   terminate this Agreement or any of the Loan Agreements; or

      (f) modify the Lending Service Agreement during the term of this Agreement without prior consent of Customer.

7.    CONDITIONS FOR COMMITTED FACILITY-

      The commitment as set forth in Sections 2 and 6 only applies so long as-

      (a)   Customer satisfies the Collateral Requirements;

      (b)   no Commitment Termination Event has occurred; and

      (c) no termination of this Agreement has occurred (including, without limitation, pursuant to Section 13 or Section 16).

8.    ARRANGEMENT AND COMMITMENT FEES -

Customer shall pay when due a Commitment Fee as set forth in Appendix B.

      For the avoidance of doubt, the requirement to pay the fees in accordance with this Section 8 shall constitute an Obligation under the Lending Services Agreement.

9.    SUBSTITUTION -

      (a) After Scotia sends a Facility Modification Notice, Customer may not substitute any collateral, provided that Scotia may permit substitutions upon request which permission may not be unreasonably withheld;

      (b) Prior to Scotia sending a Facility Modification Notice, Customer may, subject to the Special Custody Agreement, substitute collateral.

10.   COLLATERAL DELIVERY-

      If notice of a Collateral Requirement is sent to Customer: (i) on or before 12:00 p.m. New York time on any Business Day, then Customer shall deliver all required Collateral no later than the 4:00p.m. New York time on such Business Day, and (ii) after 12:00 p.m. New York time on any Business Day, then Customer shall deliver all required Collateral no later than 11:00 a.m. New York time on the immediately succeeding Business Day. For the avoidance of doubt, the requirement to deliver Collateral in accordance with this Section 10 shall constitute an Obligation under the Lending Services Agreement.

11.   REPRESENTATIONS AND WARRANTIES -

      Customer hereby makes all the representations, warranties and covenants set forth in Sections 10 and 11 of the Lending Services Agreement, which are deemed to refer to this Agreement, and such representations, warranties and covenants shall survive each transaction and the termination of the Loan Agreements.


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


12.   FINANCIAL INFORMATION-

      Customer shall provide Scotia with copies of-

      (a) within 30 days after the last day of each calendar month, a statement of total assets and performance and a calculation of the Net Asset Value per Share and Asset Coverage Ratio as of the relevant calendar month end in a form reasonably satisfactory to Scotia; provided that publication of such information on the Customer's website, FTPortfolios.com shall constitute delivery for purposes of this Section 12; and

      (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Customer a statement of assets and liabilities and a calculation of the Net Asset Value per Share of the Customer as at their fiscal year end, including a disclosure of total assets, as of the end of such fiscal year, and the related financial staiements for such fiscal year prepared in accordance with United States generally accepted accounting principles, together with an audit report issued by an independent public accounting firm; provided that publication of such information on the Customer's website, FTPortfolios.com, shall constitute delivery for purposes of this Section.

      For the avoidance of doubt, the requirement to deliver the information in accordance with this Section 12 shall constitute an Obligation under the Lending Services Agreement.

13.   TERMINATION-

      (a) Upon the occurrence of a Commitment Termination Event, Scotia shall have the right to terminate this Agreement, accelerate the maturity of any and all Borrowings to be immediately due and payable, modify Appendix A and modify any interest rate spread, fees, charges, or expenses, in each case, in accordance with the time frames specified in the Lending Services Agreement; provided that, Scotia shall be deemed to have waived the occurrence of the Commitment Termination Event and its rights to exercise (i) any rights or remedies described herein or (ii) any other rights or remedies in connection with this Agreement that arise solely as a result of the relevant Commitment Termination Event, in each case, with respect to a particular occurrence of a Commitment Termination Event, unless Scotia has taken any action described in this Section 13(a) within 15 calendar days after the date on which Scotia is provided written notice followed by electronic mail notification to the address provided by Scotia of the occurrence of such Commitment Termination Event specifically referencing such occurrence as a Commitment Termination Event and requesting a waiver.

      (b) Each of the following events constitutes a "COMMITMENT TERMINATION EVENT":

            i. the occurrence of a repudiation, misrepresentation, material breach or the occurrence of a default, termination event or similar condition (howsoever characterized, which, for the avoidance of doubt, includes the occurrence of an Additional Termination Event under an ISDA Master Agreement) by Customer under any contract or agreement with Scotia or any affiliate of Scotia, which has resulted in (after giving effect to any applicable notice requirement or grace period) any amounts under any such agreement becoming, or becoming capable at such time of being declared due and payable before it would otherwise have been due and payable;

            ii. Customer fails to make any filing necessary to comply with the rules of any exchange in which its shares are listed;

            iii. Customer is no longer classified as a "closed-end company" as defined in Section 5 of the 1940 Act;


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            iv.   Custodian's long-term credit rating declines below either (i)
                  BBB+ by S&P or (ii) Baa1 by Moody's (a "CUSTODIAN DOWNGRADE EVENT") and Customer fails to transfer the Collateral to an alternative custodian acceptable to Scotia in its sole discretion within 30 days after the occurrence of such Custodian Downgrade Event;

            v. the Customer fails to comply in any material respect with the investment policies, strategies, guidelines and restrictions set forth in its disclosure documents, trust agreement, constituent documentations or investment management agreements in effect as of the date hereof (the foregoing policies, strategies, guidelines and restrictions being hereinafter referred to as the "INVESTMENT POLICIES");

            vi. the Customer materially changes the Investment Policies without the prior written consent of Party A (consent not to be unreasonably withheld);

            vii. there occurs any change in any applicable law or regulation (or the interpretation thereof) including, without limitation, tax legislation, the Bank Act (Canada), securities legislation, or the issuance of any order, judgment, ruling, administrative guideline or policy of or by any court, governmental authority, administrative or regulatory body or tribunal of competent jurisdiction, in each case that would, in the reasonable opinion of Scotia, either: (a) prohibit Scotia or the Customer from performing its obligations hereunder, or render any such obligation unlawful, or (b) result in this Agreement and the Lending Services Agreement becoming, or being materially less profitable either on a percentage or absolute basis for Scotia or materially adversely affects the capital or tax treatment accorded Scotia in respect of this Agreement and the Lending Services Agreement, unless the Customer agrees to compensate Scotia for any such losses or costs, in writing, in a form reasonably acceptable to Scotia within thirty (30) days of Scotia's notice to the Customer of any such changes;

            viii. If the Customer fails to deliver any statement required to be delivered pursuant to Section 12 of this Agreement within five 5 Business Days after the Customer's receipt of written notice of such failure from Scotia;

            ix. The Customer: (a) defaults under the Lending Services Agreement; or (b) defaults under any other agreement of a financial nature, including but not limited to any loan agreement, credit agreement, derivative agreement, margin agreement, option agreement, forward agreement, swap agreement, repurchase or reverse repurchase agreement, securities lending agreement, any agreement in respect of transactions similar to the aforementioned transactions, or any other agreements in respect of a transaction which currently is, or in the future becomes recurrently entered into in the financial markets, in each case between the Customer and Scotia or any affiliate of Scotia which has resulted in (after giving effect to any applicable notice requirement or grace period) any amounts under any such agreement becoming, or becoming capable at such time of being declared due and payable before it would otherwise have been due and payable;

            x. Either Energy Income Partners LLC or First Trust Advisors L.P. ceases to be the investment sub-advisor or the investment manager (respectively) of the Customer or ceases to have authority over the trading and investment activities of the Customer (including, without limitation, the authority to exercise all rights of the Customer under the MLPA) as such entity had upon the execution of this Agreement (if any) unless such entity is replaced by an investment sub-advisor or an investment manager (respectively) acceptable to Scotia;

            xi. the Customer's Asset Coverage Ratio is less than 3.00:1.00 at any time; or

            xii.  the Customer incurs any indebtedness at any time, other than
                  (a) the indebtedness incurred under the Loan Agreements, (b)


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


                  indebtedness with respect to derivative obligations incurred in the ordinary course of business and (c) indebtedness to the Custodian incurred for the purpose of clearing and settling purchases and sales of SECURITIES.

      (c) Customer may terminate this Agreement at any time immediately following delivery of notice to Scotia.

14.   [RESERVED] -

15.   NOTICES -

      Notices under this Agreement shall be provided pursuant to Section 17(a) of the Lending Services Agreement.

16.   COMPLIANCE WITH APPLICABLE LAW-

      (a)   Notwithstanding any of the foregoing, if required by Applicable Law-

            i. the Scotia Entities may terminate any Loan Agreement and any Contract;

            ii. Scotia may recall any outstanding cash loan under the Loan Agreements;

            iii. Scotia may modify the method for calculating the Collateral Requirements; and

            iv. the Scotia Entities may take any other action as required by Applicable Law.

      (b) This Agreement will not limit the ability of Scotia to amend or modify this Agreement or any other Loan Agreement or change the product provided under this Agreement and the Loan Agreements as necessary to comply with Applicable Law, provided that upon becoming aware of any such restrictions, scotia shall advise the customer and scotia and the Customer shall negotiate in good faith revised terms as close as possible to the existing terms in this Agreement, the result of which would not result in Scotia violating any laws or regulations applicable to it.

      (c) The Scotia Entities may exercise any remedies permitted under the Contracts if Customer fails to comply with Applicable Law.

17.   MISCELLANEOUS-

      (a) In the event of a conflict between any provision of this Agreement and the other Loan Agreements, this Agreement prevails.

      (b) This Agreement is governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules (other than Section 5-1401 of the General Obligations
            Law).

      (c) Section 20(d) of the Lending Services Agreement is hereby incorporated by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provision had been set forth in full herein.

      (d) This Agreement may be executed in counterparts, each of which will be deemed an original instrument and all of which together will constitute one and the same agreement.

      (e) The other Scotia Entities are express third party beneficiaries of this Agreement.

      (f) The contents and terms in this Agreement are confidential and shall not be disclosed to any third party (nor shall any public announcement relating to this Agreement be made by either party), except for such information (1) as is, or may become generally available to


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            the public, (2) as may be required to be disclosed in order to enforce or comply with the terms of this Agreement or the Lending Services Agreement; or (3) as may be required or appropriate in response to any summons, subpoena, or otherwise in connection with any litigation or to comply with any applicable law, order, regulation, ruling or accounting disclosure rule or standard. Notwithstanding the foregoing, either party may disclose the terms of this Agreement to those of its employees, officers, directors, affiliates, agents, representatives and advisors who need to know such information in order to assist such party in complying with or enforcing its rights and obligations under this Agreement and the Lending Services Agreement. The provisions of this Section 17(f) shall not apply to any disclosure by Customer of the contents and terms of the Agreement to any direct or indirect investor or prospective investor in the Customer or to the Customer's administrator.

      (g) The Customer's Declaration of Trust is on file with the Secretary to the Commonwealth of Massachusetts. This document is executed on behalf of the Customer by the Customer's officers as officers and not individually and the obligations imposed upon the Customer by this Agreement are not binding upon any of the Customer's trustees, officers or shareholders individually but are binding only upon the assets and property of the Customer.


 (The remainder of this page is blank.)


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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of November 1, 2013.


                                FIRST TRUST MLP AND ENERGY INCOME FUND

                                By: /s/ Mark R. Bradley
                                   ------------------------------
                                   Name: Mark R. Bradley
                                   Title: PRESIDENT AND CEO


                                THE BANK OF NOVA SCOTIA, ACTING
                                THROUGH ITS HOUSTON BRANCH

                                By:
                                   ------------------------------
                                   Name:
                                   Title:


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


IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of November 1, 2013.

                                 FIRST TRUST MLP AND ENERGY INCOME FUND

                                By:
                                   ------------------------------
                                   Name:
                                   Title:


                                THE BANK OF NOVA SCOTIA, ACTING
                                THROUGH ITS HOUSTON BRANCH

                                By: /s/ Hardeep S. Thind
                                   ------------------------------
                                   Name: Hardeep S. Thind
                                   Title: Director - Operations


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APPENDIX A - COLLATERAL REQUIREMENTS
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THIS APPENDIX forms a part of the Committed Lending Agreement entered into between The Bank of Nova Scotia, acting through its Houston Branch ("SCOTIA") and FIRST TRUST MLP AND ENERGY INCOME FUND ("CUSTOMER") (the "COMMITTED LENDING AGREEMENT").

1.    COLLATERAL REQUIREMENT -

The "COLLATERAL REQUIREMENTS" with respect to all positions held in the accounts established pursuant to the Lending Services Agreement (each a "POSITION"), shall be equal to the higher of (a) the sum of (i) the product of (A) 50% and
(B) the aggregate Gross Market Value of all Positions in the Eligible Portfolio,
(ii) the product of (A) 50% and (B) the aggregate Gross Market Value of all Overage Positions and (iii) the aggregate Gross Market Value of all Positions which are not Eligible Securities, and (b) the requirements as per Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

2.    ELIGIBLE SECURITIES -

      (a) Equity Securities covered under the Committed Lending Agreement ("ELIGIBLE EQUITY SECURITIES") must:

            (i) be traded on any of Toronto Stock Exchange, TSX Venture Exchange, New York Stock Exchange, NYSE MKT or NASDAQ; and

            (ii) when aggregated with all other positions of the same Equity Security beneficially owned by Customer and its affiliates (whether with Scotia or otherwise), not result in Customer and its affiliates becoming the beneficial owner, directly or indirectly, of more than nine (9) percent of the outstanding shares of such Equity Security.

      (b) Debt Securities covered under the Committed Lending Agreement ("ELIGIBLE DEBT SECURITIES" and together with Eligible Equity Securities, "ELIGIBLE SECURITIES") must:

            (i)   be issued in a Developed Market; and

            (ii)  be rated at least B- by S&P and B3 by Moody's.

      (c) Notwithstanding the foregoing, the following will not be part of the commitment in the Committed Lending Agreement and shall not be Eligible Securities:

            (i) any security that is not capable of being valued by Scotia on a daily basis through its internal or external pricing sources;

            (ii) any security type not covered clause (a) or (b) above, as determined by Scotia in its sole discretion;

            (iii) any short security position;

            (iv) any security offered through a private placement or any restricted securities (excluding, for the purposes of this subclause, corporate debt or preferred securities offered under Rule 144A of the Securities Act of 1933, as amended);

            (v)   any preferred security;

            (vi) any position that has a Country of Risk that is not a Developed Market;

           (vii)  any commodity positions;

           (viii any exchange-traded-funds that represent leveraged or short exposure to their reference index or sector;

           (ix)   any derivatives (including, without limitation, warrants);

           (x) any securities that are municipal securities, asset-backed securities, mortgage securities, Payment-in-Kind Securities or Structured Securities (notwithstanding the fact that such securities would otherwise be covered), which, for the avoidance of doubt, shall not include any depository receipts;

           (xi) to the extent that any Aggregate Position in an Equity Security has a Days of Trading Volume in excess of 7, the portion of such Aggregate Position in excess of 7 Days of Trading Volume;

           (xii) to the extent that any Aggregate Position in an Equity Security represents more than 4% of the outstanding shares of such Equity Security, the portion of such Aggregate Position in excess of such 4% threshold; and

           (xiii) to the extent that any Aggregate Position in a Debt Security has a Percentage of Issue Size greater than 10%, the portion of such Aggregate Position in excess of such 10% threshold.

      (d) After excluding any securities pursuant to Section 2(c), at any time of determination ("TIME X"), to the extent that the Gross Market Value of any Issuer Position exceeds 15% of the Gross Market Value of all Positions in the Eligible Portfolio at Time X, Scotia may select a portion of such Issuer Position which shall not be Eligible Securities (the "INELIGIBLE PORTION") such that the Gross Market Value of such Issuer Position following the exclusion of the Ineligible Portion ("TIME Y") does not exceed 15% of the Gross Market Value of all Positions in the Eligible Portfolio at Time X (for the avoidance of doubt, the Ineligible Portion shall be considered part of the Eligible Portfolio for purposes of determining the Gross Market Value of all Positions in the Eligible Portfolio at Time X).

3.    PORTFOLIO CONSTRAINTS -

      The following constraints shall apply to all Positions comprised of Eligible Securities:

      (a) To the extent that the Gross Market Value of Positions in the Eligible Portfolio with a Global Industry Classification Standard sector other than Energy or Utilities exceeds 15% of the Gross Market Value of the Eligible Portfolio, the portion of such Positions in excess of such 15% threshold shall be deemed Overage Positions

      (b) To the extent that the Gross Market Value of Debt Securities Positions in the Eligible Portfolio exceeds 20% of the Gross Market Value of the Eligible Portfolio, the portion of such Positions in excess of such 20% threshold shall be deemed Overage Positions; and

      (c) To the extent that the Weighted Average Days of Trading Volume of Equity Securities Positions (other than a money market fund) in the Eligible Portfolio exceeds 3, Scotia shall select Aggregate Positions with Days of Trading Volume in excess of 3 which shall be deemed Overage Positions such that the Weighted Average Days of Trading Volume of Equity Securities Positions other than Overage Positions in the Eligible Portfolio does not exceed 3.


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


4.    POSITIONS OUTSIDE THE SCOPE OF THIS APPENDIX -

      For the avoidance of doubt, the Collateral Requirement set forth herein is limited to the types and sizes of securities specified herein. The Collateral Requirement for any Position or portion of a Position not covered by the terms of this Appendix shall be determined by Scotia in its sole discretion.

5.    ONE-OFF COLLATERAL REQUIREMENTS -

      From time to time Scotia, in its sole discretion, may agree to a lower Collateral Requirement than the Collateral Requirement determined pursuant to this Appendix for a particular Position; provided that, for the avoidance of doubt, the commitment set forth in Section 2 of the Committed Lending Agreement shall apply only with respect to the Collateral Requirement determined pursuant to Sections 1 and 3 hereof and Scotia shall have the right at any time to increase the Collateral Requirement for such Position up to the Collateral Requirement that would be required pursuant to Sections 1 and 3 hereof.

6.    CERTAIN DEFINITIONS -

      (a) "AFFILIATE" means, in relation to any issuer, (i) any entity controlled, directly or indirectly, by the issuer, (ii) any entity that controls, directly or indirectly, the issuer, (iii) any entity directly or indirectly under common control with the issuer, or (iv) any entity otherwise deemed to be related to, or under common management with or by the issuer, as determined by Scotia in its reasonable discretion. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person. Upon receipt of a written request by the Customer, Scotia will identify those entities that it deems to be an Affiliate of an issuer pursuant to sub-section (iv) of this definition.

            Notwithstanding the foregoing, provided that the Customer has provided Scotia with evidence of (x) or (y) below using either an entity's most recent: (a) audited consolidated year-end financial statements; or (b) quarterly financial statements (such most recent statement being the "STATEMENT"), an entity will not be considered to: (x) be 'controlled' either directly or indirectly by an issuer, if such entity's assets and its earnings, represent less than eighty percent (80%) of the issuer's consolidated assets and earnings, as applicable, as set out in the issuer's Statement; or (y) 'control' directly or indirectly an issuer, if such issuer's assets and its earnings, represent less than eighty percent (80%) of the entity's consolidated assets and earnings, as applicable, as set out in such entity's Statement.

            If insufficient information is provided in the Statements in respect of assets for the purposes of (x) and (y) above, earnings alone may be used. When Customer provides evidence of (x) or (y) above, such evidence will be valid for up to 1 year. Scotia may require Customer to provide new evidence when the relevant entity issues financial statements or commences corporate actions.

      (b)   "AGGREGATE POSITION" means all Positions in the same security.

      (c)   "BLOOMBERG" means the Bloomberg Professional Service.

      (d) "COUNTRY OF RISK" means a country to which a security has significant economic, legal or political exposure as determined by Scotia.

      (e) "CURRENT MARKET VALUE" means, with respect to a Position, an amount equal to the product of (i) number of the relevant security and (ii) the price per security of the relevant security (as determined by Scotia in its sole discretion). To the extent any Positions are quoted in a currency other than USD, Scotia shall convert such quote into USD at a rate determined by Scotia in its sole discretion.

      (f) "DAYS OF TRADING VOLUME" means, with respect to an Equity Security, an amount equal to the quotient of (i) the number of shares of such for all Positions of such security and (ii) the 30-day average daily trading volume of such security as published by Bloomberg. Notwithstanding the preceding sentence, to the extent that the 30-day average daily trading volume for a particular Equity Security is unavailable on any day, the "Days of Trading Volume" shall be determined by Scotia in its sole discretion.

      (g) "DEBT SECURITY" means any convertible or non-convertible bond. For the avoidance of doubt, "Debt Security" shall not include any preferred or convertible preferred securities.

      (h) "DEVELOPED MARKET" means any of U.S., Canada, France, Germany, Italy, Japan, United Kingdom, Spain, Austria, Belgium, Czech Republic, Denmark, Finland, Ireland, Luxembourg, The Netherlands, and Portugal.

      (i)   "ELIGIBLE PORTFOLIO" means all Positions in Eligible Securities.

      (j) "EQUITY SECURITY" means any listed common stock share, exchange traded fund, master limited partnership interest, Canadian income trust, money market fund or similar security as determined by Scotia in its sole discretion.

      (k) "GROSS MARKET VALUE" means, with respect to one or more Positions, an amount equal to the sum of the Current Market Value of all such Positions.

      (l) "ISSUER" means the issuer of a security or any Affiliate of the issuer, as determined by Scotia; provided that, with respect to any exchange-traded funds, the Issuer of such securities shall be the index to which the relevant securities relate, if any.

      (m) "ISSUER POSITION" means all Positions in Eligible Securities issued by the same Issuer.

      (n)   "MOODY'S" means Moody's Investor Service, Inc.

      (o) "OVERAGE POSITION" means any Position deemed to be an Overage Position in accordance with Section 3 hereof.

      (p) "PAYMENT-IN-KIND SECURITY" means any security that permits the Issuer to pay the holder of such security with additional securities or assets in place of cash. ( q) "PERCENTAGE OF ISSUE SIZE" means, with respect to any Debt Security Aggregate Position, the quotient of (i) the Gross Market Value of such Aggregate Position and (ii) the aggregate market value of all such Debt Security issued and still outstanding.

      (r) "POSITION WEIGHT" means, with respect to an Aggregate Position in an Eligible Equity Security, the quotient of (i) the Gross Market Value of such Aggregate Position and (ii) the Gross Market Value of all Positions in Eligible Equity Securities.

      (s) "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      (t) "STRUCTURED SECURITY" means any security which provides a payment to the holder linked to a different security issued by a different issuer.

      (u) "WEIGHTED AVERAGE DAYS OF TRADING VOLUME" means, with respect to an Aggregate Position in an Eligible Equity Security, the product of
            (i) the Days of Trading Volume with respect to such Aggregate Position and (ii) the Position Weight of such Aggregate Position.

APPENDIX B - PRICING AND COMMITMENT TERM
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THIS APPENDIX forms a part of the Committed Lending Agreement entered into between The Bank of Nova Scotia, acting through its Houston Branch ("SCOTIA") and First Trust MLP and Energy Income Fund ("CUSTOMER") (the "COMMITTED LENDING AGREEMENT").


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                              CUSTOMER DEBIT RATE
--------------------------------------------------------------------------------
                           1-month USD LIBOR + 65 bps


--------------------------------------------------------------------------------
                              MAXIMUM LOAN AMOUNT
--------------------------------------------------------------------------------
                                USD $350,000,000


--------------------------------------------------------------------------------
                                COMMITMENT TERM
--------------------------------------------------------------------------------
                               180 calendar days


--------------------------------------------------------------------------------
                                 COMMITMENT FEE
--------------------------------------------------------------------------------
Customer shall pay a commitment fee (the "COMMITMENT FEE") to Scotia equal to sum of the Daily Commitment Fees over the relevant calculation period on the first Business Day of each month.

"APPLICABLE FEE" means, as of any day: (a) if the current Outstanding Cash Loans is greater than 50% of the current Maximum Loan Amount, zero; and (b) otherwise, the difference between (i) the Maximum Loan Amount and (ii) the current Outstanding Cash Loans.

"DAILY COMMITMENT FEE" means, as of any day, the product of (a) the Applicable Fee, (b) 1/360 and (c) 15 bps.